UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 20, 2013 (November 14, 2013)

Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12
Austin, Texas 78758
(Address of principal executive offices, including zip code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Steven R. Fife as Chief Financial Officer and Vice President of Finance.

On November 14, 2013, Steven R. Fife agreed to resign as Chief Financial Officer and Vice President of Finance of Active Power, Inc. (the “Company”), effective as of December 4, 2013 and as an employee of the Company effective December 31, 2013 (the “Separation Date”). Mr. Fife entered into a Separation Agreement and Release with the Company dated November 20, 2013 (the “Agreement”). The Agreement provides, among other things, the following:

•	continuation of payment of his base salary for twelve (12) months after the Separation Date, payable in accordance with the Company’s regular payroll practices;

•	eligibility to potentially receive compensation under the Company’s 2013 management incentive program subject to the terms and conditions of such plan;

•	reimbursement for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for the shorter of (i) a period of twelve (12) months after the Separation Date, (ii) until he has secured other employment, or (iii) the date he is no longer eligible to receive continuation coverage pursuant to COBRA;

•	acceleration of the vesting equivalent to an additional twelve (12) months of vesting after the Separation Date under all outstanding stock options and restricted stock unit agreements between the Company and Mr. Fife that would have otherwise remained unvested as of the date of Mr. Fife’s separation; and

•	that all stock options held by Mr. Fife shall be amended such that such options will remain exercisable for a period of 180 days following the Separation Date.

The Agreement also contains provisions for (i) a release of the Company by Mr. Fife for all claims, (ii) Mr. Fife’s compliance with non-solicitation covenants for twelve (12) months post-termination and continued observance of his obligations to the Company under his current proprietary information and nondisclosure agreement, and (iii) Mr. Fife’s compliance with customary non-disparagement covenants. The foregoing is a summary of the Agreement and does not purport to be complete.

Appointment of James Powers as Chief Financial Officer.

On November 18, 2013, the Company announced that James Powers has been appointed as the Company’s Chief Financial Officer, effective as of December 4, 2013.  Mr. Powers, age 52, most recently served as Senior Vice President of Finance of the U.S. Windows and Doors division of PlyGem Industries.  From 2006 to 2013, Mr. Powers was Vice President and Global Controller of Xerium Technologies.  Mr. Powers received a Bachelor's of Science degree in Accounting from the State of University of New York at Albany.

There are no family relationships between Mr. Powers and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Powers’ offer letter (the “Offer Letter”) provides that Mr. Powers will be paid an annual base salary of $280,000 and will be eligible to participate in the Company’s executive bonus program with an annual target of 60% of base salary.  The Offer Letter further provides that, subject to the approval of the Compensation Committee of the Board of Directors, Mr. Powers will receive an option to purchase 175,000 shares of the Company’s Common Stock (the “Option Shares”).  The Option Shares will vest over four years, with 25% of the Option Shares vesting on the one-year anniversary of Mr. Powers’ vesting commencement date and the remaining Option Shares vesting in a series of twelve successive equal quarterly installments, subject to Mr. Powers’ continued service to the Company.  The Company will also provide Mr. Powers with a signing bonus of $25,000, subject to claw back provisions as set forth in the Offer Letter, and relocation and temporary living expense assistance. The Offer letter also provides for vacation and health benefits.

On November 14, 2013, the Company entered into a written severance benefits agreement with Mr. Powers (the “Severance Agreement”).  The Severance Agreement provides that if Mr. Powers’ employment is terminated for reasons other than cause, as defined therein, or by Mr. Powers for good reason, as defined therein, then he shall be entitled to receive (i) if such termination or resignation occurs on or prior to the first to occur of the one year anniversary of the commencement of Mr. Powers’ employment with the Company or the closing of Mr. Powers’ relocation and purchase of a home in Austin, Texas, continued severance pay equal to six months of his base salary payable over such period, as well as reimbursement of health benefits during such period, or (ii) if such termination or resignation occurs after the first to occur of the one year anniversary of the commencement of Mr. Powers’ employment with the Company or the closing of Mr. Powers’ relocation and purchase of a home in Austin, Texas, continued severance pay equal to twelve months of his base salary payable over such period, as well as reimbursement of health benefits during such period, the vesting under all unvested options held by Mr. Powers would be accelerated by twelve months, and he may be eligible, subject to approval and discretion of the Board, to all or a pro-rated portion of the bonus that would have been paid to him at the end of the year of such severance if the goals set for such bonus are achieved prior to such date of severance.

The Severance Agreement also provides that if within twelve months following a change in control, as defined therein, Mr. Powers’ employment is terminated for reasons other than cause, or by Mr. Powers for good reason, then any unvested options held by Mr. Powers on the date of such change in control would accelerate and vest in full as of the date of such termination.  The Severance Agreement further includes non-competition and non-solicitation provisions.

Item 7.01.	Regulation FD Disclosure.

On November 18, 2013, the Company issued a press release announcing the management changes set forth in Item 5.02 of this Form 8-K.  A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

99.1	Press Release of Active Power, Inc. dated November 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: November 20, 2013	By:	/s/ Steven R. Fife
Steven R. Fife Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Active Power, Inc. dated November 18, 2013.